                                                                 EXHIBIT 10.8(c)

                          WAKEFIELD ENGINEERING, INC.
                        100 Cummings Center, Suite 157H
                               Beverly, MA 01915



                            As of February 8, 1999



FLEET NATIONAL BANK
One Federal Street
Boston, MA  02109


     Re:  Ninth Amendment to Loan Agreement

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995, a Second Amendment thereto dated as of January 30, 1996, a Third Amendment thereto dated as of March 29, 1996, a Fourth Amendment thereto dated as of October 11, 1996, a Fifth Amendment thereto dated as of July 1, 1997, a Sixth Amendment thereto dated as of December 31, 1997, a Seventh Amendment thereto dated November 12, 1998, and an Eighth Amendment thereto dated January 31, 1999 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. ("Wakefield"), Wakefield Extrusion Corp. ("WEC"), Lockhart Industries, Inc. ("Lockhart"), Malco, Inc. ("Malco") and Uni-Star Industries, Inc. ("Uni-Star") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Ninth Amendment to Loan Agreement is referred to as the "Ninth Amendment".

     Background. Borrowers have requested that Bank agree to extend the maturity of the credit facilities and agree to certain other changes to the Loan Agreement. Accordingly, Bank and Borrowers agree as follows, subject to the terms and conditions hereof:

1. Amendments to Loan Agreement. Subject to the satisfaction of the terms and conditions hereof, Bank and Borrowers have agreed that the Loan Agreement shall be amended as follows:
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     (a) Amendment to Definition of Borrowing Base.  The definition of Borrowing
Base is deleted and replaced with the following:

     "`Borrowing Base' means the sum of the following (as shown on the Bank's records at any time):

     (a) (i) for the period from January 31, 1999 through February 18, 1999, eighty-five percent (85%) of the unpaid face value of all Eligible Accounts, (ii) for the period from February 19, 1999 through February 28, 1999, eighty-three percent (83%) of the unpaid face value of all Eligible Accounts, (iii) for the period from March 1, 1999 through May 14, 1999, eighty percent (80%) the ("Accounts Advance Rate") of the unpaid face value of Eligible Accounts, (iv) on May 15, 1999 and on the first day and fifteenth day of each calendar month thereafter the Accounts Advance Rate shall be reduced by 2% until such time as the Accounts Advance Rate equals seventy-five percent (75%), (v) for the period from November 15, 1999 through November 30, 1999, the Accounts Advance Rate shall be seventy-three percent (73%), (vi) for the period from December 1, 1999 through December 15, 1999, the Accounts Advance Rate shall be seventy-one percent (71%) and
     (vii) on December 15, 1999 and thereafter the Accounts Advance Rate shall be seventy percent (70%); PLUS

     (b) for Eligible Inventory exclusive of Uni-Star Eligible Inventory, the lesser of (i) (A) for the period from January 31, 1999 through February 28, 1999, fifty-five percent (55%) of the first-in, first-out cost or market value, whichever is lower, of all such Eligible Inventory, (B) for the period from March 1, 1999 through March 31, 1999, fifty-three percent (53%) of the first-in, first-out cost or market value, whichever is lower, of all such Eligible Inventory, (C) for the period from April 1, 1999 through April 30, 1999, fifty percent (50%) (the "Inventory Advance Rate") of the first-in, first-out cost or market value, whichever is lower, of all such Eligible Inventory and (D) on the first day and sixteenth day of each calendar month thereafter commencing May 1, 1999, the Inventory Advance Rate Shall reduce by 2% until such time as the Inventory Advance Rate equals 30%, or (ii) $4,000,000.00, PLUS

     (c) as to Uni-Star Eligible Inventory, the lesser of (i) $500,000 or (ii) thirty-five percent (35%) (the "Uni-Star Inventory Advance Rate") of the first-in, first-out cost or market value, whichever is lower, of all Eligible Inventory of Uni-Star on the first day and sixteenth day of each calendar month thereafter commencing May 1, 1999, the Inventory Advance Rate shall reduce by 2% until such time as the Inventory Advance Rate equals 25%; LESS

     (d) the face amount of all letters of credit issued by the Bank on behalf of any Borrower, with the maximum amount of such letters of credit not to exceed $1,000,000.00, and the estimated amount of the exposure under any interest rate swap agreements in effect with respect to any of the Obligations, plus all Bank's customary fees and charges with respect to the foregoing;
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     PROVIDED that Bank at all times reserves the right, exercisable in Bank's reasonable credit judgment, based upon circumstances then existing, to adjust any of the percentages or the amounts set forth above upon fifteen
     (15) days' notice to Borrower."

     (b) Amendment to Definition of Termination Date. The definition of Termination Date is deleted and replaced with the following:

          "`Termination Date' shall mean the first to occur of (i) the termination by Lender on or after an Event of Default of its commitments to make Loans and extend letters of credit under this Agreement or (ii) December 31, 1999."

3.  Additional Covenants.

    (a) Borrowers covenant and agree that the consolidated pretax earnings
(loss) of the Borrowers as determined in accordance with GAAP exclusive of extraordinary and nonrecurring gains ("Earnings") shall not, for any calendar month commencing with the calendar month ending January 31, 1999 and ending with the calendar month ending April 30, 1999, be less than -$100,000 and that the cumulative fiscal year to date Earnings at the end of any calendar month commencing with the calendar month ending January 31, 1999 and ending with the calendar month ending April 30, 1999 shall not be less than $650,000.

    (b) Borrowers covenant and agree, for each calendar month commencing May 1, 1999, that the Earnings of the Borrowers for each such month shall not be less than eighty percent (80%) of the Earnings set forth on the operating budget of the Borrowers attached as Exhibit D hereto.

4. Commitment Fee. Borrowers shall pay to the Bank a commitment fee of $25,000 for each month or portion thereof after April 30, 1999 that the Obligations remain outstanding and the Bank's commitments under the Loan Agreement remain in effect, payable in advance and fully earned and nonrefundable on the first day of each calendar month commencing on May 1, 1999 and continuing until the Obligations are paid in full and the Bank's commitments under the Loan Agreement are terminated.

5. Amendment Fee. Borrower shall pay to the Bank an amendment fee of $10,000 which shall be paid and fully earned and nonrefundable on the date of the Ninth Amendment.

6.  Representations and Warranties.

    To induce Bank to enter into this Ninth Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

    (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such

Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

    (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Ninth Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Ninth Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not
(i) require any consent or approval of the shareholders of any Borrower; (ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

    (c) Legally Enforceable Agreement. This Ninth Amendment and each of the other Loan Documents delivered under this Ninth Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

    (d) No Material Adverse Change. Since December 31, 1998, the date of the last financial statements provided by the Borrowers to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

    (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Ninth Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrowers' business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

7.  Conditions Precedent.

    Notwithstanding any other provision of this Ninth Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Ninth Amendment, this Ninth Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:
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    (a) Documentation.  Bank shall have received, in form and substance satisfactory to Bank and its counsel, a duly executed copy of this Ninth Amendment, the Seventh Amended and Restated Revolving Credit Note in the form attached as Exhibit A hereto, the Amendment to Subordination Agreement with Alpha in the form attached as Exhibit B hereto, with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

    (b) No Default. Other than any existing or prospective Events of Default that Borrowers have disclosed to Bank on the date hereof, no Event of Default shall exist.

    (c) No Litigation. Except as previously disclosed to and consented to by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Ninth Amendment or the consummation of the transactions contemplated thereby or hereby.

8.  Acknowledgment of Obligations.

    Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations. Each Borrower confirms and agrees that at February 5, 1999 the outstanding principal balances of and accrued interest on the Loans and the fees owed to Bank were as set forth on Exhibit C hereto.

9.  Confirmation of Liens.

    Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Each Borrower further acknowledges and agrees that all Obligations of Borrowers are and shall be secured by the Collateral.

10. Uni-Star Accounts Remittances. Uni-Star agrees that all remittances on Uni-Star Accounts shall be paid to a lock box and blocked account under the dominion of the Bank upon the first to occur of (a) an Event of Default occur and continuing under the Loan Agreement or (b) the borrowing availability of the Borrowers (the difference between the outstanding Loans and credit extensions and the Borrowing Base) shall be less than 100,000 for three (3) consecutive days.

11. Miscellaneous.

    Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Ninth Amendment by Bank shall not be construed as a waiver by Bank of any existing or hereafter occurring Default or Event of Default under the Loan Documents. Nothing herein shall limit or restrict the Borrowers right under the Loan Agreement to prepay the Obligations at any time without premium or penalty provided that in connection with any such prepayment the Borrowers indefeasibly pay in full all Obligation by immediately available funds including, without limitation, all make-whole payments on any outstanding LIBOR Loans and amounts due on any outstanding interest rate swap transaction and provide cash collateral to Bank in a manner and amount satisfactory to Bank to secure payment on all amounts relating to any outstanding letters of credit. This Ninth Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Ninth Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. Any reference in any of the Loan Documents to Lender shall be deemed to be a reference to the Bank. This Ninth Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

    Executed under seal on the date set forth above.

ATTEST:                       WAKEFIELD ENGINEERING, INC.


Sheila Papez                    By: /s/ Lawrence Butler
------------                        -------------------
                                 Name: Lawrence Butler
                                       ---------------
                                 Title:


ATTEST:                       WAKEFIELD EXTRUSION CORP.


Sheila Papez                    By: /s/ Lawrence Butler
------------                        -------------------
                                 Name: Lawrence Butler
                                       ---------------
                                 Title:

ATTEST:                       LOCKHART INDUSTRIES, INC.


Sheila Papez                    By: /s/ Lawrence Butler
------------                        -------------------
                                 Name: Lawrence Butler
                                       ---------------
                                 Title:

ATTEST:                       MALCO, INC.


Sheila Papez                    By: /s/ Lawrence Butler
------------                        -------------------
                                 Name: Lawrence Butler
                                       ---------------
                                 Title:

ATTEST:                       UNI-STAR INDUSTRIES, INC.


Sheila Papez                    By: /s/ Lawrence Butler
------------                        -------------------
                                 Name: Lawrence Butler
                                       ---------------
                                 Title:


Accepted in Boston, Massachusetts
as of February 8, 1999

FLEET NATIONAL BANK


By: /s/ Carolyn H. LoRusso
   ----------------------------
  Name: Carolyn H. LoRusso
        ------------------
  Title: Vice President
         --------------